UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

 BIG ROCK PARTNERS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 N. Federal Highway Suite 230 Delray Beach, Florida	33483
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (310) 734-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 21, 2019, Big Rock Partners Acquisition Corp. (the “Company”) issued an unsecured promissory note (the “Note”) in favor of BRAC Lending Group LLC, a stockholder of the Company and an entity affiliated with certain officers and directors of EarlyBirdCapital, Inc., the representative of the underwriters in the Company’s initial public offering (the “Lender”), in the original principal amount of $690,000, to provide the Company the funds necessary to obtain the second three-month extension of time to consummate an initial business combination (the “Second Extension”). The Note does not bear interest and matures upon closing of a business combination by the Company. If the Company fails to consummate a business combination, the outstanding debt under the Note will be forgiven, except to the extent of any funds held outside of the Company's trust account after paying all other fees and expenses of the Company.

The summary of the Note is qualified in its entirety by reference to the full text of the Note, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01  Other Events.

On February 22, 2019, the Company issued a press release announcing that it had obtained the second three-month extension to complete a business combination from February 22, 2019 to May 22, 2019. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Promissory Note in favor of BRAC Lending Group LLC , dated February 21, 2019.
99.1	Press Release, dated February 22, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG ROCK PARTNERS ACQUISITION CORP.

Dated: February 22, 2019	By:	/s/ Richard Ackerman
Name: Richard Ackerman
Title: Chairman, President and Chief Executive Officer